SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K/A

Amendment No. 1

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  December 15, 2006

Earth Biofuels, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

333-110249	71-0915825
(Commission File Number)	(I.R.S. Employer Identification No.)

3001 Knox Street, Suite 403 Dallas, Texas	75205
(Address of Principal Executive Offices)	(Zip Code)

(214) 389-9800
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 7 – Regulation FD

Item 7.01 Regulation FD Disclosure.

Item 7.01 is hereby supplementally amended as follows:

As previously reported on Form 8-K as filed November 29, 2006, Earth Biofuels, Inc. (“we”) issued a press release on November 28, 2006 announcing our acquisition of Apollo LNG, Inc., a Texas company. A copy of the press release was attached thereto.

As indicated in the press release, an independent fairness opinion (the “Fairness Opinion”) was rendered prior to the transaction by the independent business valuation firm, Bernstein Conklin & Balcombe, who concluded that the market value of Apollo LNG was approximately $36 million, and that the consideration being paid was fair. This Form 8-K/A amends the current report on Form 8-K filed November 29, 2006 to include a copy of the Fairness Opinion which is attached hereto.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Number	Exhibit

10.3	Fairness Opinion dated November 17, 2006 by Bernstein Conklin & Balcombe.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Earth Biofuels, Inc.
(Registrant)

Date:	December 19, 2006	By:	/s/	Dennis G. McLaughlin
Dennis G. McLaughlin,
Chief Executive Officer

Exhibit Index

Number	Exhibit

10.3	Fairness Opinion dated November 17, 2006 by Bernstein Conklin & Balcombe.